AVIS BUDGET GROUP REPORTS STRONG SECOND QUARTER 2018 RESULTS

PARSIPPANY, N.J., August 7, 2018 - Avis Budget Group, Inc. (NASDAQ: CAR) today reported results for its second quarter ended June 30, 2018.

•	Revenue grew 4% to a record $2.3 billion in the second quarter

•	Significant improvements in per-unit fleet costs and utilization

•	Net Income improved to $26 million and Adjusted Net Income increased 84% to $46 million, or $0.57 per diluted share

•	Adjusted EBITDA increased 15% to $161 million

•	Company authorizes additional $250 million of future share repurchases and updates its full-year projected 2018 results

"Our strong second quarter results reflect continued global volume growth and higher underlying pricing in the Americas leading to meaningful margin improvement," said Larry De Shon, Avis Budget Group President and Chief Executive Officer. "We made a number of strategically important tuck-in acquisitions during the quarter and are also very excited about our recent announcements regarding Amazon, Lyft and Luxury Retreats, which was acquired by Airbnb in February 2017, as we expand our reach to include some of the leading innovators in their respective industries."

$ millions	2018	2017	% change
Revenues	2,328	2,238	4%
Net Income	26	3	n/m
Adjusted EBITDA	161	140	15%

Revenue growth in the quarter was driven by a 4% increase in volume, higher Americas underlying pricing under our historical T&M per day metric and a 2% benefit from currency exchange rates. This strong revenue performance combined with a 5% reduction in local currency per-unit fleet costs and a 50 basis point improvement in utilization enabled the Company to drive a 15% increase in Adjusted EBITDA. Net Income was $26 million, or $0.32 per diluted share and Adjusted net income improved 84% to $46 million, or $0.57 per diluted share.

Business Segment Discussion

Americas

$ millions	2018	2017	% change
Revenues	1,590	1,565	2%
Adjusted EBITDA	107	96	11%

Revenue growth in the quarter was driven by a 2% increase in volume. Revenue per Day was 1% lower, primarily due to lower ancillary revenue and the change in loyalty accounting, but was 1% higher under our historical T&M per day metric. This revenue growth together with 7% lower per-unit fleet costs and a 70 basis point improvement in utilization resulted in Adjusted EBITDA increasing 11% to $107 million in the quarter.

International

$ millions	2018	2017	% change
Revenues	738	673	10%
Adjusted EBITDA	71	59	20%

Revenue growth in the quarter was driven by 6% higher volume and a $40 million benefit from foreign currency rates, partially offset by 2% lower local currency Revenue per Day (also 2% lower under our historical T&M metric). The strong revenue growth, unchanged per-unit fleet costs, improved utilization and a $19 million benefit from currency resulted in Adjusted EBITDA improving by 20% to $71 million for the quarter.

Balance Sheet

The Company's corporate debt was approximately $3.6 billion at the end of the second quarter of 2018 and cash and cash equivalents totaled $489 million, compared to $3.6 billion of corporate debt and $611 million of cash and cash equivalents at December 31, 2017.

Other Items

The Company repurchased 1.6 million shares of its common shares in the second quarter, or 2% of its shares outstanding, at a cost of $67 million. Weighted average diluted shares outstanding (as used to calculate Adjusted diluted earnings per share) were 81.5 million in the second quarter compared to 85.2 million the prior year, a 4% year-over-year reduction.

The Company also announced that its share repurchase authorization has been increased by an additional $250 million, which gives it $283 million of available repurchase authorization from July 1, 2018 going forward.

Outlook
Our full-year 2018 outlook includes non-GAAP financial measures and excludes the effect of future changes in currency exchange rates. The Company believes that it is impracticable to provide a reconciliation to the most comparable GAAP measures due to the forward-looking nature of these forecasted Adjusted earnings metrics and the degree of uncertainty associated with forecasting the reconciling items and amounts. The Company further believes that providing estimates of the amounts that would be required to reconcile the forecasted adjusted measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors. The after-tax effect of reconciling items could be significant to the Company’s future quarterly or annual results.

The Company today updated its estimated full-year 2018 results as follows:

$ millions *	2018 Estimates
Revenues	$9,050 - $9,300
Adjusted EBITDA	$740 - $820
Adjusted pretax income	$340 - $420
Adjusted net income	$245 - $315
Adjusted diluted earnings per share	$3.00 - $3.85
Adjusted free cash flow	$325 - $375
* Excluding Adjusted diluted earnings per share.

Additional Guidance Details:

Americas

% change	vs prior year
Rental days	1.0% - 3.0%
Revenue per Day	(1.0%) - 1.0%
Per-Unit Fleet Costs per Month	(3.0%) - (1.0%)
Revenue per day and per-unit fleet costs exclude the effect of changes in currency exchange rates. Revenue per day also reflects the effect of the newly adopted revenue recognition standard pertaining to customer loyalty programs.

International

% change	vs prior year
Rental days	5.0% - 7.0%
Revenue per Day	(3.0%) - (1.0%)
Per-Unit Fleet Costs per Month	0.0% - 2.0%
Revenue per day and per-unit fleet costs exclude the effect of changes in currency exchange rates.

Investor Conference Call
Avis Budget Group will host a conference call to discuss second quarter results and its outlook on August 8, 2018, at 8:30 a.m. (ET). Investors may access the call at ir.avisbudgetgroup.com or by dialing (630) 395-0021 and providing the participant passcode 2995545. The supporting presentation will also be available at ir.avisbudgetgroup.com. Investors are encouraged to dial in approximately 10 minutes prior to the call. A web replay will be available at ir.avisbudgetgroup.com following the call. A telephone replay will be available from 11:00 a.m. (ET) on August 8 until 10:00 p.m. (ET) on August 22 at (203) 369-1607.

About Avis Budget Group
Avis Budget Group, Inc. is a leading global provider of mobility solutions, both through its Avis and Budget brands, which have more than 11,000 rental locations in approximately 180 countries around the world, and through its Zipcar brand, which is the world’s leading car sharing network, with more than one million members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australasia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 31,000 employees and is headquartered in Parsippany, N.J. More information is available at www.avisbudgetgroup.com.

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are based upon then current assumptions and expectations and are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to our outlook, future results, future fleet costs, acquisition synergies, cost-saving initiatives and future share repurchases are also forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, the Company’s ability to promptly and effectively integrate acquired businesses, any change in economic conditions generally, particularly during our peak season or in key market segments, the high level of competition in the vehicle rental industry, a change in our fleet costs as a result of a change in the cost of new vehicles, manufacturer recalls and/or the value of used vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, the financial condition of the manufacturers that supply our rental vehicles, which could effect their ability to perform their obligations under our repurchase and/or guaranteed depreciation arrangements, any change in travel demand, including changes in airline passenger traffic, any occurrence or threat of terrorism, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our global operations, including the funding of our vehicle fleet via the asset-backed securities market, any changes to the cost or supply of fuel, any fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, our ability to meet the financial and other covenants contained in the agreements governing our indebtedness, risks associated with litigation, governmental or regulatory inquiries or investigations involving the Company, changes in tax or other regulations, changes to our share repurchase plans, risks related to acquisitions, and our ability to accurately estimate our future results and implement our strategy for cost savings and growth. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2017 included under headings such as “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other filings and furnishings made by the Company with the Securities and Exchange Commission (the "SEC") from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Non-GAAP Financial Measures
This release includes financial measures such as Adjusted EBITDA and Adjusted free cash flow, as well as metrics that exclude certain items that are not considered generally accepted accounting principles (“GAAP”) measures as defined under SEC rules. Important information regarding such measures is contained on Table 1, Table 4,Table 5 and Appendix I of this release. The Company and its management believe that these non-GAAP measures are useful to investors in measuring the comparable results of the Company period-over-period. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted free cash flow, Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are net income (loss), net cash provided by operating activities, income(loss) before income taxes, net income (loss) and diluted earnings (loss) per share, respectively. Foreign currency translation effects on the Company’s results are quantified by translating the current period’s non-U.S.-dollar-denominated results using the currency exchange rates of the prior period of comparison plus any related gains and losses on currency hedges. Per-unit fleet costs, which represent vehicle depreciation, lease charges and gain or loss on vehicle sales, divided by average rental fleet, is calculated on a per-month basis.

Share Repurchase Program
The Company’s stock repurchases may occur through open market purchases or trading plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934. The amount and timing of specific repurchases are subject to market conditions, applicable legal requirements and other factors. The repurchase program may be suspended, modified or discontinued at any time without prior notice. The repurchase program has no set expiration or termination date.

Contacts
Media Contact:	Investor Contact:
Alice Pereira	Neal Goldner
(973) 496-3916	(973) 496-5086
PR@avisbudget.com	IR@avisbudget.com

# # #
Tables Follow

Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET
(In millions, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change
Income Statement and Other Items
Revenues	$2,328	$2,238	4%	$4,296	$4,077	5%
Income (loss) before income taxes	38	11	n/m	(91)	(154)	41%
Net income (loss)	26	3	n/m	(61)	(104)	41%
Earnings (loss) per share - Diluted	0.32	0.04	n/m	(0.75)	(1.22)	39%

Adjusted Earnings Metrics (non-GAAP) (A)
Adjusted EBITDA	161	140	15%	163	113	44%
Adjusted pretax income (loss)	64	42	52%	(28)	(83)	66%
Adjusted net income (loss)	46	25	84%	(14)	(56)	75%
Adjusted earnings (loss) per share - Diluted	0.57	0.30	90%	(0.17)	(0.65)	74%

	As of
	June 30, 2018	December 31, 2017
Balance Sheet Items
Cash and cash equivalents	$489	$611
Vehicles, net	13,867	10,626
Debt under vehicle programs	11,776	9,221
Corporate debt	3,568	3,599
Stockholders’ equity	372	573

Segment Results
	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change
Revenues
Americas	$1,590	$1,565	2%	$2,938	$2,879	2%
International	738	673	10%	1,358	1,198	13%
Corporate and Other	—	—	n/m	—	—	n/m
Total Company	$2,328	$2,238	4%	$4,296	$4,077	5%

Adjusted EBITDA (A)
Americas	$107	$96	11%	$122	$76	61%
International	71	59	20%	74	66	12%
Corporate and Other	(17)	(15)	n/m	(33)	(29)	n/m
Total Company	$161	$140	15%	$163	$113	44%

_______
n/m	Not meaningful.
(A)	See Table 5 for reconciliations of non-GAAP measures and Appendix I for definitions.

Table 2

Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues	$2,328	$2,238	$4,296	$4,077

Expenses
Operating	1,175	1,108	2,267	2,157
Vehicle depreciation and lease charges, net	591	597	1,106	1,101
Selling, general and administrative	321	293	617	555
Vehicle interest, net	80	73	152	137
Non-vehicle related depreciation and amortization	67	65	128	128
Interest expense related to corporate debt, net:
Interest expense	49	48	95	97
Early extinguishment of debt	—	—	5	3
Restructuring and other related charges	4	38	10	45
Transaction-related costs, net	3	5	7	8
Total expenses	2,290	2,227	4,387	4,231

Income (loss) before income taxes	38	11	(91)	(154)
Provision for (benefit from) income taxes	12	8	(30)	(50)
Net income (loss)	$26	$3	$(61)	$(104)

Earnings (loss) per share
Basic	$0.33	$0.04	$(0.75)	$(1.22)
Diluted	$0.32	$0.04	$(0.75)	$(1.22)

Weighted average shares outstanding
Basic	80.7	84.0	80.8	84.9
Diluted	81.5	85.2	80.8	84.9

Table 3
Avis Budget Group, Inc.
SEGMENT DRIVER ANALYSIS

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change

Americas

Rental Days (000’s)	28,729	28,047	2%	53,671	52,318	3%
Revenue per Day excluding exchange rate effects (A)	$55.29	$55.79	(1%)	$54.68	$55.02	(1%)
Average Rental Fleet	452,526	446,104	1%	425,578	420,408	1%
Vehicle Utilization	69.8%	69.1%	70 bps	69.7%	68.8%	90 bps
Per-Unit Fleet Costs per Month excluding exchange rate effects (A)	$322	$345	(7%)	$322	$340	(5%)

International

Rental Days (000’s)	14,375	13,574	6%	25,889	24,152	7%
Revenue per Day excluding exchange rate effects (A)	$48.51	$49.60	(2%)	$48.55	$49.63	(2%)
Average Rental Fleet	222,826	210,734	6%	203,816	190,635	7%
Vehicle Utilization	70.9%	70.8%	10 bps	70.2%	70.0%	20 bps
Per-Unit Fleet Costs per Month excluding exchange rate effects (A)	$217	$216	0%	$213	$213	0%

Total

Rental Days (000’s)	43,104	41,621	4%	79,560	76,470	4%
Revenue per Day excluding exchange rate effects (A)	$53.03	$53.78	(1%)	$52.68	$53.32	(1%)
Average Rental Fleet	675,352	656,838	3%	629,394	611,043	3%
Vehicle Utilization	70.1%	69.6%	50 bps	69.8%	69.1%	70 bps
Per-Unit Fleet Costs per Month excluding exchange rate effects (A)	$287	$303	(5%)	$287	$300	(4%)
_______
Rental days, revenue per day and vehicle utilization are calculated based on the actual rental of the vehicle during a 24-hour period. Our calculation of rental days and revenue per day may not be comparable to the calculation of similarly-titled statistics by other companies. Refer to Table 6 for segment driver calculations and Appendix I for driver definitions.

(A)	The following metrics include changes in currency exchange rates:
	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change

Americas

Revenue per Day	$55.35	$55.79	(1%)	$54.74	$55.02	(1%)
Per-Unit Fleet Costs per Month	$322	$345	(7%)	$322	$340	(5%)

International

Revenue per Day	$51.31	$49.60	3%	$52.44	$49.63	6%
Per-Unit Fleet Costs per Month	$230	$216	6%	$231	$213	8%

Total

Revenue per Day	$54.00	$53.78	0%	$53.99	$53.32	1%
Per-Unit Fleet Costs per Month	$292	$303	(4%)	$293	$300	(2%)

Table 4 (page 1 of 2)

Avis Budget Group, Inc.
CONSOLIDATED CONDENSED SCHEDULES OF CASH FLOWS AND ADJUSTED FREE CASH FLOWS
(In millions)

CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOWS

Six Months Ended June 30, 2018
Operating Activities
Net cash provided by operating activities	$1,121

Investing Activities
Net cash used in investing activities exclusive of vehicle programs	(174)
Net cash used in investing activities of vehicle programs	(3,574)
Net cash used in investing activities	(3,748)

Financing Activities
Net cash provided by (used in) financing activities exclusive of vehicle programs	(100)
Net cash provided by (used in) financing activities of vehicle programs	2,489
Net cash provided by (used in) financing activities	2,389

Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	(2)
Net change in cash and cash equivalents, program and restricted cash	(240)
Cash and cash equivalents, program and restricted cash, beginning of period	901
Cash and cash equivalents, program and restricted cash, end of period (A)	$661

_______
(A)	Consists of cash and cash equivalents of $489 million, program cash of $161 million and restricted cash of $11 million as of June 30, 2018.

CONSOLIDATED SCHEDULE OF ADJUSTED FREE CASH FLOWS (B)

Six Months Ended June 30, 2018
Loss before income taxes	$(91)
Add-back of non-vehicle related depreciation and amortization	128
Add-back of debt extinguishment costs	5
Add-back of transaction-related costs	7
Add-back of non-operational charges related to shareholder activist activity	9
Working capital and other	11
Capital expenditures	(115)
Tax payments, net of refunds	(19)
Vehicle programs and related (C)	122
Adjusted Free Cash Flow	57

Acquisition and related payments, net of acquired cash (D)	(62)
Borrowings, net of debt repayments	(15)
Transaction-related payments	(5)
Non-operational payments related to shareholder activist activity	(9)
Repurchases of common stock	(78)
Change in program cash	(124)
Change in restricted cash	4
Foreign exchange effects, financing costs and other	(8)
Net change in cash and cash equivalents, program and restricted cash (per above)	$(240)

_______
(B)	See Appendix I for a description of Adjusted Free Cash Flow.
(C)	Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund incremental (reduced) vehicle and vehicle-related assets.
(D)
Includes equity method investment of $37 million in our licensee in Greece, and excludes $4 million of vehicles purchased as part of a domestic licensee, which was financed through incremental vehicle-backed borrowings.

Table 4 (page 2 of 2)

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Six Months Ended June 30, 2018
Net cash provided by operating activities (per above)	$1,121
Investing activities of vehicle programs	(3,574)
Financing activities of vehicle programs	2,489
Capital expenditures	(115)
Proceeds received on asset sales	6
Change in program cash	124
Change in restricted cash	(4)
Acquisition-related payments	(4)
Non-operational payments related to shareholder activist activity	9
Transaction-related payments	5
Adjusted Free Cash Flow (per above)	$57

Table 5 (page 1 of 2)
Avis Budget Group, Inc.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES
(In millions, except per share data)

The accompanying press release includes certain non-GAAP (generally accepted accounting principles) financial measures as defined under SEC rules. To the extent not provided in the press release or accompanying tables, we have provided the reasons we present these non-GAAP financial measures and a description of what they represent in Appendix I. A reconciliation to the most comparable financial measure is calculated and presented below in accordance with GAAP for each non-GAAP financial measure.

Reconciliations of net income (loss), income (loss) before income taxes and diluted earnings (loss) per share to Adjusted EBITDA and our Adjusted earnings metrics are as follows:

		Three Months Ended June 30,
Reconciliation of net income to Adjusted EBITDA:		2018	2017

	Net income	$26	$3
	Provision for income taxes	12	8
	Income before income taxes	38	11

	Add certain items:
	Acquisition-related amortization expense	19	15
	Restructuring and other related charges	4	38
	Transaction-related costs, net	3	5
	Charges for legal matter, net (A)	—	(27)
	Adjusted pretax income	64	42

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	48	50
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	49	48
	Adjusted EBITDA	$161	$140

Reconciliation of net income to adjusted net income:

	Net income	$26	$3
	Add certain items, net of tax:
	Acquisition-related amortization expense	13	11
	Restructuring and other related charges	4	23
	Transaction-related costs, net	3	4
	Charges for legal matter, net	—	(16)
	Adjusted net income	$46	$25

	Earnings per share - Diluted	$0.32	$0.04

	Adjusted diluted earnings per share	$0.57	$0.30

	Shares used to calculate Adjusted diluted earnings per share	81.5	85.2

_______
(A)	Reported within operating expenses in our Consolidated Statements of Operations.

Table 5 (page 2 of 2)

		Six Months Ended June 30,
Reconciliation of net loss to Adjusted EBITDA:		2018	2017

	Net loss	$(61)	$(104)
	Benefit from income taxes	(30)	(50)
	Loss before income taxes	(91)	(154)

	Add certain items:
	Acquisition-related amortization expense	32	29
	Restructuring and other related charges	10	45
	Non-operational charges related to shareholder activist activity (A)	9	—
	Transaction-related costs, net	7	8
	Early extinguishment of debt	5	3
	Charges for legal matter, net (B)	—	(14)
	Adjusted pretax loss	(28)	(83)

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	96	99
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	95	97
	Adjusted EBITDA	$163	$113

Reconciliation of net loss to Adjusted net loss:

	Net loss	$(61)	$(104)
	Add certain items, net of tax:
	Acquisition-related amortization expense	22	20
	Restructuring and other related charges	8	28
	Non-operational charges related to shareholder activist activity	7	—
	Transaction-related costs, net	6	6
	Early extinguishment of debt	4	2
	Charges for legal matter, net	—	(8)
	Adjusted net loss	$(14)	$(56)

	Loss per share - Diluted	$(0.75)	$(1.22)

	Adjusted diluted loss per share	$(0.17)	$(0.65)

	Shares used to calculate Adjusted diluted loss per share	80.8	84.9

_______
(A)	Reported within selling, general and administrative expenses in our Consolidated Statements of Operations.
(B)	Reported within operating expenses in our Consolidated Statements of Operations.

Table 6
Avis Budget Group, Inc.
SEGMENT DRIVER CALCULATIONS
($ in millions, except as noted)

	Three Months Ended June 30, 2018			Three Months Ended June 30, 2017
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$1,590	$738	$2,328	$1,565	$673	$2,238
Currency exchange rate effects	(1)	(40)	(41)	—	—	—
Revenue excluding exchange rate effects	$1,589	$698	$2,287	$1,565	$673	$2,238
Rental days (000's)	28,729	14,375	43,104	28,047	13,574	41,621
RPD excluding exchange rate effects (in $'s)	$55.29	$48.51	$53.03	$55.79	$49.60	$53.78

Vehicle Utilization
Rental days (000's)	28,729	14,375	43,104	28,047	13,574	41,621
Average rental fleet	452,526	222,826	675,352	446,104	210,734	656,838
Number of days in period	91	91	91	91	91	91
Available rental days (000's)	41,180	20,277	61,457	40,595	19,177	59,772
Vehicle utilization (A)	69.8%	70.9%	70.1%	69.1%	70.8%	69.6%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$437	$154	$591	$461	$136	$597
Currency exchange rate effects	—	(10)	(10)	—	—	—
	$437	$144	$581	$461	$136	$597
Average rental fleet	452,526	222,826	675,352	446,104	210,734	656,838
Per-unit fleet costs (in $'s)	$965	$650	$861	$1,034	$648	$910
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$322	$217	$287	$345	$216	$303

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$2,938	$1,358	$4,296	$2,879	$1,198	$4,077
Currency exchange rate effects	(3)	(101)	(104)	—	—	—
Revenue excluding exchange rate effects	$2,935	$1,257	$4,192	$2,879	$1,198	$4,077
Rental days (000's)	53,671	25,889	79,560	52,318	24,152	76,470
RPD excluding exchange rate effects (in $'s)	$54.68	$48.55	$52.68	$55.02	$49.63	$53.32

Vehicle Utilization
Rental days (000's)	53,671	25,889	79,560	52,318	24,152	76,470
Average rental fleet	425,578	203,816	629,394	420,408	190,635	611,043
Number of days in period	181	181	181	181	181	181
Available rental days (000's)	77,029	36,891	113,920	76,094	34,505	110,599
Vehicle utilization (A)	69.7%	70.2%	69.8%	68.8%	70.0%	69.1%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$823	$283	$1,106	$857	$244	$1,101
Currency exchange rate effects	(1)	(23)	(24)	—	—	—
	$822	$260	$1,082	$857	$244	$1,101
Average rental fleet	425,578	203,816	629,394	420,408	190,635	611,043
Per-unit fleet costs (in $'s)	$1,932	$1,277	$1,720	$2,040	$1,278	$1,802
Number of months in period	6	6	6	6	6	6
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$322	$213	$287	$340	$213	$300

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Currency exchange rate effects are calculated by translating the current-year results at the prior-period average exchange rate.
(A)	Calculated as rental days divided by available rental days.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND DRIVERS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which represents income (loss) from continuing operations before non-vehicle related depreciation and amortization, any impairment charges, restructuring and other related charges, early extinguishment of debt costs, non-vehicle related interest, transaction-related costs, net charges for unprecedented personal-injury legal matters, non-operational charges related to shareholder activist activity and income taxes. Net charges for unprecedented personal-injury legal matters are recorded within operating expenses in our consolidated statement of operations. We have revised our definition of Adjusted EBITDA to exclude non-operational charges related to shareholder activist activity. Non-operational charges related to shareholder activist activity include third party advisory, legal and other professional service fees and are recorded within selling, general and administrative expenses in our consolidated statement of operations. We did not revise prior years’ Adjusted EBITDA amounts because there were no costs similar in nature to these costs. Adjusted EBITDA includes stock-based compensation expense and deferred financing fee amortization totaling $8 million and $10 million in second quarter 2018 and 2017, respectively, and totaling $20 million and $17 million in the six months ended June 30, 2018 and 2017, respectively.

We and our management believe that Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period. Adjusted EBITDA is the measure that is used by our management, including our chief operating decision maker, to perform such evaluation. Adjusted EBITDA is also a component in the determination of management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted EBITDA from net loss recognized under GAAP is provided on Table 5.

Adjusted Earnings Metrics
The accompanying press release and tables present Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share, which exclude certain items. We and our management believe that these measures referred to above are useful to investors as supplemental measures in evaluating the aggregate performance of the Company. We exclude restructuring and other related charges, transaction-related costs, costs related to early extinguishment of debt and other certain items as such items are not representative of the results of operations of our business less a provision for income taxes derived utilizing applicable statutory tax rates for each item. A reconciliation of our Adjusted Earnings Metrics from the appropriate measures recognized under GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents Net Cash Provided by Operating Activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs, transaction-related costs and non-operational charges related to shareholder activist activity. We have revised our definition of Adjusted Free Cash Flow to exclude non-operational charges related to shareholder activist activity. We did not revise prior years’ Adjusted Free Cash Flow amounts because there were no costs similar in nature to these costs. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repurchase stock, repay debt obligations, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow to the appropriate measure recognized under GAAP is provided on Table 4.

Available Rental Days
Defined as Average Rental Fleet times the numbers of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rate.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicles sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.